UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2015

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Incentive Compensation Award Opportunities for Named Executive Officers

On February 18, 2015, the Compensation and Pension Committee (the “Compensation Committee”) of the Board of Directors of Lexmark International, Inc. (the “Company”) granted annual incentive compensation award opportunities with respect to the 2015 calendar year (the “IC Performance Period”) to each of the Company’s Named Executive Officers (as defined in Regulation S-K Item 402(a)(3)), pursuant to the Senior Executive Incentive Compensation Plan (the “Senior Executive IC Plan”). The maximum award which may be earned under the Senior Executive IC Plan by any Named Executive Officer is equal to six-tenths of one percent (0.6%) of Operating Income (as defined in the Senior Executive IC Plan) for the IC Performance Period. The Compensation Committee, in its sole discretion, may reduce, but not increase, the award made to a Named Executive Officer based on any factors that the Compensation Committee deems appropriate, including, but not limited to, the performance objectives established by the Compensation Committee under the Company’s 2015 Incentive Compensation Plan (“2015 IC Plan”).

Under the 2015 IC Plan, the corporate performance measures include strategic revenue, operating income, cash cycle days and individual performance.  Business or geographic unit performance measures under the 2015 IC Plan include business unit or geographic unit strategic revenue (including license and subscription revenue for Perceptive Software), operating income, and cash cycle days (days sales outstanding for Perceptive Software). In the event minimum performance objectives are not met for any of the corporate performance measures and any of the business unit/geographic performance measures, if applicable, the Compensation Committee has established free cash flow as an alternative performance measure.  Each of the performance measures exclude acquisition related adjustments.  The threshold, target and maximum award opportunities established under the 2015 IC Plan for each of the Named Executive Officers, subject in each case to the maximum award amount under the Senior Executive IC Plan, are set forth in the following table.

Name	Threshold	Target	Maximum
P. Rooke	$153,000	$1,020,000	$2,040,000
D. Reeder	54,563	363,750	727,500
M. Canning	66,938	446,250	892,500
S. Coons	60,563	403,750	807,500
R. Patton	45,000	300,000	600,000

2015 Long-Term Incentive Compensation Opportunities for the Named Executive Officers

Also, on February 18, 2015, the Compensation Committee granted each Named Executive Officer, other than Mr. Rooke, a 2015 long-term incentive (“LTI”) award opportunity comprised as follows: (i) a cash-based award for the 2015-2017 performance period, representing 28% of the total LTI award opportunity; (ii) performance-based restricted stock units (“RSUs”) for the 2015-2017 performance period, representing 28% of the total LTI award opportunity; (iii) performance-based RSUs for the 2015 performance period, representing 14% of the total LTI award opportunity; and (iv) time-based RSUs, representing 30% of the total LTI award opportunity.

Mr. Rooke’s 2015 LTI award opportunity is 100% performance-based and excludes time-based RSUs.  Mr. Rooke’s 2015 LTI award opportunity is comprised as follows: (i) a cash-based award for the 2015-2017 performance period, representing 40% of the total LTI award opportunity; (ii) performance-based

RSUs for the 2015-2017 performance period, representing 40% of the total LTI award opportunity; and (iii) performance-based RSUs for the 2015 performance period, representing 20% of the total LTI award opportunity.

Cash-Based LTI Award Opportunity

The cash-based LTI award opportunities were granted to the Named Executive Officers pursuant to the 2015-2017 Long-Term Incentive Plan (the "2015-2017 LTIP") established under the Company’s 2013 Equity Compensation Plan (the “2013 Equity Plan”). The performance measure for the 2015-2017 LTIP is the Company’s relative Total Shareholder Return (“TSR”) measured against the TSR of companies in the S&P MidCap Technology Index for the period commencing January 1, 2015 and ending December 31, 2017. Under the 2015-2017 LTIP, each of the Named Executive Officers is eligible to receive a cash award at the end of the performance period based on the Company’s TSR rank measured against the companies in the S&P MidCap Technology Index. The Compensation Committee will make this determination in 2018, and if earned, the cash payout will occur prior to March 15, 2018.

The Named Executive Officer must be employed on the last day of the performance period to earn an LTIP payout.  Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability (as defined in the 2013 Equity Plan) or retirement (as defined in the Award Agreement) during the performance period, a prorated portion of the award may be earned based on the actual attainment as of the end of the performance period and will be paid to the executive or his or her estate prior to March 15, 2018.

The Compensation Committee may exercise negative discretion in determining any payout to an executive under the 2015-2017 LTIP applying any factors that it deems appropriate in its sole discretion under the circumstances.

The minimum, target and maximum award opportunities established under the 2015-2017 LTIP for each of the Named Executive Officers are set forth in the following table:
Name	Minimum	Target	Maximum
P. Rooke	$530,000	$2,120,000	$4,240,000
D. Reeder	98,000	392,000	784,000
M. Canning	126,000	504,000	1,008,000
S. Coons	126,000	504,000	1,008,000
R. Patton	63,000	252,000	504,000

Performance-Based Restricted Stock Unit Award Opportunities

2015-2017 Performance Period

The performance measure for the performance-based RSUs for the 2015-2017 performance period is the Company’s relative Return on Invested Capital (“ROIC”) measured against the ROIC of companies in the S&P MidCap Technology Index for the period commencing January 1, 2015 and ending December 31, 2017. The performance-based RSUs to be awarded based on the Company’s achievement of its objective, if any, will be determined by the Compensation Committee in 2018, and if earned will be settled on February 24, 2018. The Named Executive Officer must be employed on the last day of the performance period to earn the performance-based RSUs. Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability (as defined in the 2013 Equity Plan) or retirement (as defined in the Award Agreement) during the performance period, a prorated portion of the performance-based RSUs may be earned based on the actual attainment as of the end of the performance period and will be paid to the executive or his or her estate on February 24, 2018.

2015 Performance Period

The performance measure for the performance-based RSUs for the 2015 performance period is the Company’s services and software revenue. The performance period is January 1, 2015 through December 31, 2015. The performance-based restricted stock units to be awarded based on the Company’s achievement of its objective, if any, will be determined by the Compensation Committee in 2016, with vesting and settlement of any earned performance-based restricted stock units to occur in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2016, February 24, 2017 and February 24, 2018, based on the Named Executive Officer’s continued employment on each vesting date. The Named Executive Officer must be employed on the last day of the performance period to earn the performance-based restricted stock units.  Termination of employment prior to such time for any reason will result in forfeiture of the award.  The vesting of any earned performance-based restricted stock units after the end of the performance period will be accelerated in the event of the Named Executive Officer’s death or disability.  In the event of the Named Executive Officer’s retirement occurring after the completion of the performance period, the earned performance-based restricted stock units will continue to vest and settle on the dates set forth in the Named Executive Officer’s Award Agreement.

The Compensation Committee may exercise negative discretion in determining whether performance-based RSUs shall be earned by a Named Executive Officer applying any factors that it deems appropriate in its sole discretion under the circumstances.

Time-Based Restricted Stock Unit Awards

The time-based RSU awards granted to each Named Executive Officer, other than Mr. Rooke, will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2016, February 24, 2017 and February 24, 2018, based on the continued employment of the Named Executive Officer on each vesting date. The vesting of such time-based RSUs will be accelerated in the event of the Named Executive Officer’s death or disability (as defined in the 2013 Equity Plan).  In the event of the Named Executive Officer’s retirement (as defined in the Award Agreement) the time-based RSUs will continue to vest and settle on the dates set forth in the Named Executive Officer’s Award Agreement.

The time-based RSUs and the minimum, target and maximum award levels for the performance-based RSU awards for the 2015-2017 performance period and the 2015 performance period are set forth in the following table.
	Time-Based RSUs	2015-2017 Performance-Based RSU Awards (ROIC)			2015 Performance-Based RSU Awards (Services & Software Revenue)
Name	#	Min	Target	Max	Min	Target	Max
P. Rooke	0	12,050	48,200	96,400	12,050	24,100	48,200
D. Reeder	9,600	2,250	9,000	18,000	2,250	4,500	9,000
M. Canning	12,300	2,875	11,500	23,000	2,900	5,800	11,600
S. Coons	12,300	2,875	11,500	23,000	2,900	5,800	11,600
R. Patton	6,200	1,450	5,800	11,600	1,450	2,900	5,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

February 23, 2015	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary